                                                                   EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Borland International, Inc. for the registration of 5,760,787 shares of its common stock and to the inclusion therein of our report dated March 27, 1996, except as to the fourth paragraph of Note 1, as to which the date is October 4, 1996, with respect to the consolidated financial statements and schedule of Open Environment Corporation.

                                          /s/ Ernst & Young LLP

Boston, Massachusetts
October 7, 1996